                                                Registration No. _______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                             EAST WEST BANCORP, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                              95-4703316
-------------------------------------  -----------------------------------
   (State or other jurisdiction of       (I.R.S. Employer Identification)
   Incorporation or Organization)

                              415 Huntington Drive
                          San Marino, California 91108
                                 (626) 799-5700
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Douglas Krause
                            Executive Vice President
                             East West Bancorp, Inc.
                              415 Huntington Drive
                          San Marino, California 91108
                                 (626) 799-5700
            (Name, address, including zip code, and telephone number,
                   including area code, of agents for service)
                            ------------------------
                                   Copies to:
                                Gordon Bava, Esq.
                             Gregory Gehlmann, Esq.
                        Manatt, Phelps & Phillips L.L.P.
                         1501 M Street, N.W., Suite 700
                             Washington, D.C. 20005
                                 (202) 463-4300
                               Fax: (202) 463-4394
                    -----------------------------------------
        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are
                 being offered pursuant to dividend or interest
             reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act
            registration number of the earlier effective registration
                  statement for the same offering. [ ]________


          If this Form is a post-effective amendment filed pursuant to
        Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
                      for the same offering. [ ]__________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                    -----------------------------------------


                         CALCULATION OF REGISTRATION FEE
---------------------------- ---------------- ---------------------- ----------------------- ----------------
      Title Of Shares           Amount To       Proposed Maximum        Proposed Maximum        Amount Of
     To Be Registered         Be Registered      Aggregate Price       Aggregate Offering     Registration
                                                    Per Unit                  Price                Fee
---------------------------- ---------------- ---------------------- ----------------------- ----------------
Common Stock,                  578,791 (1)           $ 19.00              $ 10,997,029       $ 2,903.22 (2)
Par value $0.001per share
---------------------------- ---------------- ---------------------- ----------------------- ----------------


(1) The Common Stock being registered consists of (i) 475,500 shares issuable upon exercise of common stock purchase warrants issued to Friedman Billings Ramsey & Co. ("FBR") in connection with FBR's provision of investment banking services to East-West Bank in June of 1998; and (ii) 103,291 shares of common stock issued to the sole shareholder of Risk Services, Inc. in connection with the Corporation's acquisition of Risk Services.

(2) The registration fee is calculated pursuant to Rule 457(c) of the Securities Act of 1933 by taking the average of the bid and asked prices of the registrant's Common Stock, $.0.001 par value per share, on September 20, 2000 as reported on the NASDAQ National Market.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                             EAST WEST BANCORP, INC.
                         578,791 Shares of Common Stock


     The shareholders of East West Bancorp, Inc. described below are offering and selling up to 578,791 shares of East West Bancorp common stock under this prospectus.

     The selling shareholders of East West Bancorp obtained their shares of common stock in two distinct and separate transactions. First, on June 12, 1998, the Company issued a common stock purchase warrant to Friedman Billings Ramsey & Co. ("FBR") for 475,500 shares issuable upon exercise. The warrant was issued in connection with investment banking services performed by FBR. FBR has subsequently transferred the right to purchase 100,000 of these shares of East West common stock to Castle Creek Capital Partners, Fund I. Second, on August 23, 2000, the Company issued 103,291 shares of common stock to the sole stockholder of Risk Services, Inc. ("Risk Services"), an insurance agency, in connection with the Company's acquisition of Risk Services.

     The selling shareholders may offer their East West stock through public transactions executed through one or more broker-dealers at prevailing market prices, carried out through the NASDAQ National Market or one or more stock exchanges (if the shares are listed on an exchange at any time in the future), or in private transactions directly with purchasers or at privately negotiated prices.

     East West Bancorp common stock is listed on the NASDAQ National Market with the ticker symbol: "EWBC." On September 20, 2000, the closing price of one share of East West common stock on the NASDAQ National Market was $19.00.

     Our principal executive offices are located at 415 Huntington Drive, San Marino, California, 91108, and our telephone number is (626) 799-5700.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     An investment in these securities involves a high degree of risk. See "Risk Factors" at pages 2 and 3.

                             ----------------------

               The date of this prospectus is             , 2000.

                             ----------------------

                                  RISK FACTORS


     In addition to the other information in this prospectus, you should carefully consider the following risk factors in deciding whether to invest in the common stock.

FUTURE CHANGES IN INTEREST RATES MAY REDUCE OUR PROFITS.

     Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

- the interest income we earn on interest-earning assets, such as mortgage loans and investment securities; and

- the interest expense we pay on our interest-bearing liabilities, such as deposits and amounts we borrow.

     A significant portion of our mortgage loans have rates of interest which are fixed for the life of the loan and are generally originated for periods of up to 30 years, while our deposit accounts have significantly shorter periods to maturity. Because our interest-earning assets generally have fixed rates of interest and have longer effective maturities than our interest-bearing liabilities, the yield on our interest-earning assets generally will adjust more slowly to changes in interest rates than the cost of our interest-bearing liabilities, which are primarily time deposits. As a result, our net interest income may be reduced when interest rates increase significantly for long periods of time. In addition, rising interest rates may reduce our earnings because there may be a lack of customer demand for loans. Declining interest rates may also reduce our net interest income if adjustable rate or fixed rate mortgage loans are refinanced at reduced rates or paid off earlier than expected, and we reinvest these funds in assets which earn us a lower rate of interest.

     Fluctuations in interest rates are not predictable or controllable. We have attempted to structure our asset and liability management strategies to mitigate the impact of changes in market interest rates on our net interest income. However, there can be no assurance that we will be able to manage interest rate risk so as to avoid significant adverse effects in our net interest income.


A DOWNTURN IN THE HEALTH OF THE ECONOMY OR CHANGES IN THE FEDERAL RESERVE'S MONETARY POLICY COULD AFFECT OUR NET INTEREST INCOME AND REDUCE OUR PROFITABILITY.

     A downturn in the economy could affect us in the following ways, among others:

-    the amount of funds available for deposit could be reduced;

-    the ability of borrowers to repay their loans could be hurt; and

-    the strength of credit demands by customers could decline.

     In addition, the banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve. These monetary policies have significant effects on the operating results of banks. Changes in monetary policies may affect the ability of the banks to attract deposits, make loans and manage interest rate risk.

CHANGES IN LAWS OR REGULATIONS COULD HURT OUR PROFITABILITY.

     We operate in a highly regulated industry and are subject to the supervision and examination by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the California Department of Financial Institutions. The federal and state banking laws and regulations limit the manner in which banks may conduct business and obtain financing. Changes in the laws and regulations that govern us could restrict our operations or impose burdensome requirements upon us. This could reduce our profitability.

                             EAST WEST BANCORP, INC.

     East West Bancorp, Inc. is a Delaware corporation that was incorporated in August 1998 to be the holding company for East-West Bank. The Company became the holding company for East-West Bank as of December 30, 1998, and is subject to the Bank Holding Company Act of 1956, as amended.

     The Company has no material operations or subsidiaries other than its wholly owned subsidiaries, Risk Services, Inc. and East-West Bank, and the bank's two subsidiaries, East-West Services, Inc. and East-West Investments, Inc. Our bank is a California-chartered commercial bank and its deposits are insured by the Federal Deposit Insurance Corporation up to applicable limits. Our bank is the fourth largest commercial bank headquartered in Los Angeles, California as of December 31, 1999 and one of the largest banks in the United States that focuses on the Chinese-American community.

     East-West Bank was formed in June 1972 as the first federally chartered savings institution focused primarily on the Chinese-American community, and opened for business at its first office in the Chinatown district of Los Angeles in January 1973. Currently, we specialize in lending for commercial, construction, and residential real estate projects, financing international trade for California companies, and providing business and personal deposit and cash management services. We have emphasized commercial lending since becoming a state-chartered commercial bank on July 31, 1995.

     Through our network of 28 retail branches, we provide a wide range of personal and commercial banking services to small and medium-sized businesses, business executives, professionals and other individuals. We offer multilingual services to all of our customers in English, Cantonese, Mandarin and Spanish. A variety of deposit products are available, including the traditional range of personal and business checking and savings accounts, time deposits and individual retirement accounts, travelers' checks, safe deposit boxes, and MasterCard and Visa merchant deposit services.

     Our lending activities include residential and commercial real estate, construction, commercial, trade finance, account receivables, inventory and working capital loans. We provide commercial loans to small and medium-sized businesses with annual revenues that generally range from several million to $200 million. In addition, we provide short-term trade finances facilities for terms of less than one year primarily to U.S. importers and manufacturers doing business in the Asia Pacific region. Our commercial borrowers are engaged in a wide variety of manufacturing, wholesale trade and service businesses.

     As of August 23, 2000, we also offer on an agency basis, various insurance products through Risk Services, Inc. such as property, casualty, and life.

     We concentrate on marketing our services in the Los Angeles metropolitan area, Orange County, the San Francisco Bay area, and the Silicon Valley area in Santa Clara County, with a particular focus on regions with a high concentration of ethnic Chinese. The ethnic Chinese markets within our primary market area have experienced rapid growth in recent periods. As California continues to gain momentum as the hub of the Pacific Rim, we provide important competitive advantages to our customers participating in the Asia pacific marketplace. We believe our customers benefit from our understanding of Asian markets and cultures, our corporate and organizational ties throughout Asia, as well as our international banking products and services. We believe that this approach, combined with the extensive ties of our management and Board of Directors to the growing Asian and ethnic Chinese communities, provides us with an advantage in competing for customers in its market area.

     Our principal executive office is located at 415 Huntington Drive, San Marino, California 91108 and our telephone number is (626) 799-5700.

                           DESCRIPTION OF COMMON STOCK

     Our Certificate of Incorporation authorize us to issue 50,000,000 shares of common stock, par value $.001 per share. As of August 31, 2000, there were outstanding 22,454,323 shares of common stock.

     All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to rights of preferred stockholders if any preferred stock is issued and outstanding, holders of common stock

     -    are entitled to any dividends validly declared;

     -    will share ratably in our net assets in the event of a liquidation;
          and

     -    are entitled to one vote per share.

     The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

     U.S. Stock Transfer Corporation is the transfer agent and registrar for our common stock.

                                 USE OF PROCEEDS

     The warrants entitle some of the selling shareholders to purchase up to an aggregate of 475,500 shares of East West Bancorp common stock. The conversion price of the warrants is $10.00 per share. We will receive the proceeds of any exercise of the warrants, which it will use for general corporate purposes. If all warrants are exercised, we will receive net proceeds of $4,755,000.

     However, all net proceeds from the sale of the East West Bancorp shares being offered under this prospectus will go to the selling shareholders. Accordingly, we will not receive any proceeds from sales of these shares. We are paying the expenses of registration of the shares being offered under this prospectus.

                              SELLING SHAREHOLDERS

     The selling shareholders are composed of the following:

- Friedman, Billings & Ramsey & Co. which received a warrant to purchase 475,500 shares of common stock in connection with investment banking services it provided to us. FBR retains a warrant to purchase 375,500 shares of common stock, as it has transferred 100,000 of its original warrants to Castle Creek Capital Partners, Fund I. We agreed to register the shares of Common Stock pursuant to a Registration Rights Agreement dated as of June 12, 1998 between East West and certain selling shareholders.

- Castle Creek Capital Partners LLP, Fund I, who received a warrant to purchase 100,000 shares of common stock from FBR as described above.

- Alice Wong, formerly the sole stockholder of Risk Services, Inc. Ms. Wong acquired 103,291 shares of our common stock in the transaction under which we acquired all of the issued and outstanding shares of Risk Services on August 23, 2000. Risk Services is now a wholly owned subsidiary of East West Bancorp. Ms. Wong will not be able to sell her shares of common stock if such sales would affect the corporate tax treatment of the acquisition of Risk Services by East West Bancorp. 51,645 of the shares of our common stock issued to Ms. Wong are being held in escrow. Release of these shares is subject to satisfaction of certain earn-out provisions based on the financial performance of Risk Services over the next 42 months.

     Except for certain positions as officers of the subsidiaries, no selling shareholder has had any position, office or other material relationship with us, other than in connection with the acquisition of the companies, within the past three years.

     One or more of the selling shareholders identified above may choose to donate or transfer as gifts some or all of the shares that may otherwise be sold directly by the selling shareholder or the selling shareholder may choose to transfer some or all of these shares for no value to one or more affiliated persons. If any of the shares are so transferred by any of the selling shareholders listed above, then the persons who receive the shares would constitute additional selling shareholders under this prospectus.

                              PLAN OF DISTRIBUTION

     The selling shareholders may offer their shares at various times in one or more of the following transactions:

-    on the NASDAQ National Market

- on any United States securities exchange where our common stock may be listed in the future

-    in the over the counter market

-    in privately negotiated transactions directly with purchasers

-    in a combination of any of the above transactions

     The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

     The selling shareholders may also pledge shares to broker-dealers or other financial institutions, and, upon a default relative to any selling shareholder who has so pledged any such shares, the broker-dealer or other financial institution holding the pledged shares may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     In effecting sales, brokers, dealers or agents engaged by any selling shareholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling shareholder in amounts to be negotiated prior to the sale. Any such selling shareholder and such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. One or more of the selling shareholders may indemnify broker-dealers that participate in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

     In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934 may apply to sales of common stock in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders and have informed each of them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, and discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1.   Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

3.   Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

4. the definitive Proxy Statement filed with the SEC on April 3, 2000 provided to stockholders in connection with the Annual Meeting of Stockholders held on May 10, 2000.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                             East West Bancorp, Inc.
                              415 Huntington Drive
                          San Marino, California 91108
               Attention: Douglas Krause, Executive Vice President
                              Phone: (626) 799-5700

     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                  LEGAL MATTERS

     Manatt, Phelps & Phillips L.L.P., Los Angeles, California, will pass upon the validity of our securities and certain other legal matters in connection with our offering of our securities, unless we indicate otherwise in a prospectus supplement.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                     CAUTIONARY STATEMENT CONCERNING FORWARD
                               LOOKING STATEMENTS

     We do not provide forecasts of the future financial performance of the Company. However, this prospectus and the documents incorporated by reference into this prospectus may contain "forward looking" information that involves risks and uncertainties. In particular, statements contained in this prospectus or any of the documents incorporated by reference into this prospectus which are not historical facts (including, for example, statements concerning international revenues, anticipated operating expense levels and such expense levels relative to the Company's total revenues) constitute forward looking statements. In addition, any of the words "believes," "expects," "anticipates" or similar expressions indicate forward-looking statements. The Company's actual results of operations and financial condition have varied and may in the future vary significantly from those stated in any forward-looking statements. Factors that may cause such differences include, for example: the availability of capital to fund the Company's future cash needs; reliance on major customers; history of operating losses; reliance on a limited number of vendors for the manufacturing of the Company's products; technological obsolescence; competition; component supply problems; protection of proprietary information; and accuracy of the Company's internal estimates of revenue and operating expense levels.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The Delaware General Corporation Law and the Company's certificate of incorporation and by-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date. The selling shareholders are not making an offer of the common stock in any state where the offer is not permitted.



                  TABLE OF CONTENTS

                                                       Page
 Risk Factors                                            2
 East West Bancorp                                       3
 Use of Proceeds                                         5
 Selling Shareholders                                    5
 Plan of Distribution                                    6
 Where You Can Find More Information                     7
 Legal  Matters                                          8
 Experts                                                 8
 Cautionary Statement Concerning                         9
   Forward Looking Statements
 Disclosure Statement                                    9





 EAST WEST BANCORP, INC.



    575,000 Shares of
      Common Stock






   __________________

       PROSPECTUS
   __________________





                , 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the offering described in this Registration Statement:


Registration Fee Under Securities Act                         $ 2,903.22
Blue Sky Fees and Expenses                                         $0.00
Legal Fees and Expenses                                       $25,000.00
Accounting Fees and Expenses                                  $10,000.00
Printing and Mailing Costs                                      $ 100.00
Miscellaneous Fees and Expenses                               $ 1,996.78
                                                         ---------------

Total Expenses                                               $ 40,000.00
                                                         ===============


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     East West Bancorp, Inc. is incorporated under the Delaware General Corporation Law, of which Section 145 provides as follows:

     "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses including attorneys' fees."

                                      * * *

          Article XIII of East West Bancorp, Inc.'s Certificate of Incorporation provides as follows:

     "Section 1. The Corporation shall indemnify to the maximum extent permitted by law:

          (a) any person who is or was a director or executive officer of the Corporation; and

          (b) any person who serves or served at the Corporation's request as a director, officer, employee, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise.

     Section 2. The Corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under this Article XIII if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that the person is not entitled to indemnification by the Corporation under this Article XIII.

     Section 3. Any indemnification and advancement of expenses provided by Sections 1 and 2 of this Article XIII or otherwise granted pursuant to Delaware law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or Disinterested Directors, or otherwise.

     Section 4. The indemnification and advance payment provided by Sections 1 and 2 of this Article XIII shall continue as to a person who has ceased to hold a position named in Section 1 of this Article XIII and shall inure to the person's heirs, executors, and administrators.

     Section 5. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Section 1 of this
Article XIII, against any liability asserted against the person and incurred by the person in any such position, or arising out of the person's status as such, whether or not the Corporation would have power to indemnify the person against such liability under Section 1 of this Article XIII.

     Section 6. If Delaware law is amended to permit further indemnification of the directors and executive officers of the Corporation, then the Corporation shall indemnify persons to the fullest extent permitted by Delaware law, as so amended. Any repeal or modification of this Article XIII by the stockholders of the Corporation shall not adversely affect any right or protection of a person existing at the time of such repeal or modification."

                                      * * *

     Article VI of East West Bancorp, Inc.'s Bylaws provide as follows:

     "SECTION 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director or executive officer of a foreign or domestic corporation which was a predecessor of the corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer or in any other capacity while serving as a director or executive officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes of penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of this Article VI, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay, all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. This Article VI shall create a right of indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this
Article VI (or the adoption of the comparable provisions of the Bylaws of the Corporation's predecessor corporation).

     SECTION 6.2 Right of Claimant to Bring Suit. If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper to the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 6.3 Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 6.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."


ITEM 16. EXHIBITS

The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:


    EXHIBIT NO.   DESCRIPTION

    4.1           Specimen certificate for Common Stock of the Company (1)
    4.2           Registration Rights Agreement dated as of June 12, 1998 (1)
    4.3           Form of Common Stock Purchase Warrant issued to FBR. (1)
    5             Opinion of Manatt, Phelps & Phillips, LLP
    23.1          Consent of Deloitte & Touche LLP, independent auditors.
    23.2          Consent of Manatt Phelps & Phillips, LLP (included in Exhibit 5).


-----------------------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-4/A filed with the SEC on November 13, 1998 (Registration No. 333-63605).


ITEM 17. UNDERTAKINGS

Each of the Registrants hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in clauses (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a

Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, East West Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marino, State of California on the 20th day of September 2000.

                         EAST WEST BANCORP, INC.


                         By:     /s/ DOUGLAS KRAUSE
                            --------------------------
                              Douglas Krause
                              Executive Vice President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of East West Bancorp, Inc. whose signature appears below hereby appoints Julia Gouw and Douglas Krause, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable East West Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.



Signature                            Title                                         Date

/s/ DOMICIC NG
------------------------------------
Dominic Ng                           Chairman of the Board, President and Chief    September 26, 2000
                                     Executive Officer (principal executive
                                     officer)
/s/ JULIA GOUW
------------------------------------
Julia Gouw                           Executive Vice President and Chief            September 26, 2000
                                     Financial Officer (principal financial and
                                     accounting officer)
/s/ HERMAN LI
------------------------------------
Herman Li                            Director                                      September 26, 2000


------------------------------------
Jack C. Liu                          Director                                      September __, 2000




------------------------------------
James Miscoll                        Director                                      September __, 2000

/s/ EDWARD ZAPANTA
------------------------------------
Edward Zapanta                       Director                                      September 26, 2000

 /s/ KEITH RENKEN
 -----------------------------------
 Keith Renken                        Director                                      September 26, 2000
